EXHIBIT 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350,

Chapter 63 of Title 18, United States Code)

1.

In connection with the Quarterly Report on Form 10-Q for the period ending June 30, 2008 of  HEPI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), as filed with the Securities and Exchange Commission (the “Report”), I, Janet L. Crance, Chief Administrative Officer and Chief Accounting Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2008

/s/ Janet L Crance

Janet L Crance

Chief Administrative Officer

And Principal Financial Officer